                                                                    EXHIBIT 5.01


                                                              August 21, 2001



Brooks Automation, Inc.
15 Elizabeth Drive
Chelmsford, MA 01824

         Re:      Registration Statement on Form S-3 of Brooks Automation, Inc.

Ladies and Gentlemen:

         We have acted as counsel to Brooks Automation, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") pursuant to which the Company is registering under the Securities Act of 1933, as amended (the "Act"), $175,000,000 aggregate principal amount of its 4.75% Convertible Subordinated Notes (the "Notes") due 2008, an indeterminate number of shares of the Company's common stock, $.01 par value, issuable upon conversion of the Notes (the "Conversion Shares") and an indeterminate number of preferred share purchase rights (the "Rights"). Pursuant to the Registration Statement, certain of the stockholders propose to sell the Notes and the Conversion Shares issuable upon the conversion of the Notes. The Rights being registered pursuant to the Registration Statement represent Rights that may be issued in connection with each of the Conversion Shares issuable upon conversion of the Notes.

         For purposes of this opinion, we have assumed, without any investigation, (i) the legal capacity of each natural person, (ii) the full power and authority of each entity and person other than the Company to execute, deliver and perform each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or hereafter to be done by such entity or person, (iii) the due authorization by each entity or person other than the Company of each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or to be done by such entity or person, (iv) the due execution and delivery by each entity or person other than the Company of each document heretofore executed and delivered or hereafter to be executed and delivered by such entity or person, (v) the legality, validity, binding effect and enforceability of each document heretofore executed and delivered or hereafter to be executed and delivered by each entity or person other than the Company and of each other act heretofore done or hereafter to be done by such entity or person, (vi) the genuineness of each signature on, and the completeness of each document submitted to us as an original, (vii) the conformity to the original of each document submitted to us as a copy, (viii) the authenticity of the original of each document submitted to us as a copy,
(ix) the completeness, accuracy and proper indexing of all governmental and judicial records searched and (x) no modification of any provision of any document, no waiver of any right or remedy and no exercise of any right or remedy other than in a commercially reasonable and conscionable manner and in good faith.

         In connection with this opinion, we have examined the following (collectively, the "Documents"):

         (i)      the Certificate of Incorporation of the Company, as amended;
         (ii)     the Bylaws of the Company;
         (iii)    the corporate minute books or other records of the Company;
         (iv) the Indenture dated as of May 23, 2001 (the "Indenture") between the Company and State Street Bank & Trust Company;
         (v)      the Form of Notes; (vi) the Registration Rights Agreement;
         (vii) the Purchase Agreement dated May 17, 2001, among the Company, Credit Suisse First Boston Corporation and SG Cowen Securities Corporation (as representatives of several purchasers);
         (viii) the Rights Agreement between the Company and Bank Boston, N.A., as Rights Agent dated as of July 23, 1997 (the "Rights Agreement"); and
         (ix)     the Registration Statement.

         The opinions expressed herein are based solely upon (i) our review of the Documents, (ii) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein, and (iii) such review of published sources of law as we have deemed necessary.

         We have not, except as specifically noted herein, made any independent review or investigation of orders, judgments, rules or other regulations or decrees by which the Company or any of its property may be bound. Nor have we made any independent investigation as to the existence of actions, suits, investigations, or proceedings, if any, pending or threatened against the Company.

         Our opinions contained herein are limited to the laws of The Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal law of the United States of America.

         Based upon and subject to the foregoing, we are of the opinion that:
(i) the Notes have been duly authorized and are binding obligations of the Company entitled to the benefits of the Indenture; (ii) the Conversion Shares have been duly authorized and, when issued by the Company upon conversion of the Notes in accordance with the Indenture, will be validly issued, fully paid and non-assessable; and (iii) the Rights have been duly authorized and, when issued in accordance with the terms of the Rights Agreement, the Rights will be validly issued, fully paid and non-assessable.

         We understand that this opinion is to be used in connection with the Registration Statement. We consent to the filing of this opinion as an exhibit to said Registration Statement and to the reference to our firm wherever it appears in the Registration Statement, including the prospectus constituting a part thereof and any amendments and supplements thereto.

                                        Very truly yours,

                                        BROWN, RUDNICK, FREED & GESMER
                                          By:  BROWN, RUDNICK, FREED & GESMER,
                                               P.C., a general partner

                                          By: /s/ Samuel P. Williams
                                              -----------------------------
                                               Samuel P. Williams, a Member
         SPW/PJH/JMS                            duly authorized